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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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        Date of Report (Date of earliest event reported): January 22, 1997



                                 NCO GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

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

            Pennsylvania                                   0-21639                                    23-2858652
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
  (State or other jurisdiction of                  (Commission File Number)                        (I.R.S. Employer
   incorporation or organization)                                                               Identification Number)

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                                1740 Walton Road
                       Blue Bell, Pennsylvania 19422-0987
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          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (610) 832-1440


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Item 2.  Acquisition or Disposition of Assets.

         On January 22, 1997 (the "Closing Date"), NCO Financial Systems of NC, Inc., a North Carolina corporation ("NCO/NC") which is a wholly-owned subsidiary of NCO Group, Inc., a Pennsylvania corporation ("NCO"), acquired all of the issued and outstanding stock of Goodyear & Associates, Inc., a North Carolina corporation ("Goodyear"), pursuant to the terms of: (i) a certain Stock Purchase Agreement, dated January 22, 1997 (the "Stock Purchase Agreement"), by and between NCO and George S. Goodyear, III, Richard Clayton Goodyear, Kelly Goodyear Burch, Bryan Scott Goodyear, and certain other shareholders, all of whom together owned a majority of the Capital Stock of Goodyear (collectively, the "Majority Shareholders"); and (ii) a certain Stock Purchase Agreement, dated January 22, 1997 (the "Second Agreement") by and between NCO and certain shareholders who owned a minority of the Capital Stock of Goodyear (collectively, the "Minority Shareholders").

         Goodyear is an accounts receivable management company located in Charlotte, North Carolina, with a geographic presence in the Southeastern United States and a strong base of commercial accounts.

         NCO/NC acquired the outstanding stock held by the Majority Shareholders for a purchase price of $5,247,612, which was comprised of: (i) $4,347,612 in cash paid on the Closing Date; and (ii) $900,000 in the form of a convertible note (the "Note"). The Note bears interest at the rate of 8% per annum, with monthly payments of interest only during a term of five (5) years. The Note is convertible by the Majority Shareholders, during the term of the Note, in whole or in part, to up to 42,503 shares of NCO common stock at a conversion price of $21.175 per share (the average published closing price of a share of NCO common stock over the five (5) trading days immediately preceding the Closing Date). Under the terms of the Note, whenever NCO proposes to register any of its securities under the Securities Act of 1933 and the registration form to be used may be used for the registration of securities of the type held by the Majority Shareholders upon conversion, NCO shall give prompt written notice to the Majority Shareholders of its intention to effect such a registration and the Majority Shareholders shall, at their sole expense, have the right, subject to certain exceptions, to include in such registration statement the common stock of NCO issuable upon conversion of the note.

         Under the terms of the Second Agreement, the purchase for all of the stock of the Minority Shareholders was $152,388, paid by NCO/NC in cash on the Closing Date.




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Item 7.  Financial Statements and Exhibits.

                  The following exhibits are being filed as part of this report:

                  (a)  Financial Statements of business acquired.

                       It is impracticable to provide the required financial statements for the acquired business at this time. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than April 7, 1997.

                  (b)  Pro Forma Financial Information.

                       It is impracticable to provide the required pro forma financial information for the acquired business at this time. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than April 7, 1997.

                  (c)  Exhibits.


         Number        Title

          1. Stock Purchase Agreement, dated January 22, 1997, by and among NCO and the Majority
                       Shareholders. NCO will furnish to the
                       Securities and Exchange Commission a copy of any omitted schedule upon request.

          2. Stock Purchase Agreement, dated January 22, 1997, by and among NCO and the Minority
                       Shareholders. NCO will furnish to the
                       Securities and Exchange Commission a copy of any omitted schedule upon request.

          3.           Non-negotiable Subordinated Convertible Promissory Note.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     NCO GROUP, INC.

                     By: /s/ Steven L. Winokur
                         -----------------------------------------------------
                         Vice President, Finance and Chief Financial Officer



Date:   February 6, 1997




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